REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
Triangle Bancorp, Inc.
Raleigh, North Carolina

We have audited the supplemental consolidated balance sheets of Triangle Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental financial statements referred to above give retroactive effect to the merger of Triangle Bancorp, Inc. and Guaranty State Bancorp on April 16, 1998, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Triangle Bancorp. Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Triangle Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.




/S/ Coopers & Lybrand  L.L.P.


Raleigh, North Carolina
June 16, 1998

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                    Supplemental Consolidated Balance Sheets
                           December 31, 1997 and 1996



                                   ASSETS                                                     1997                1996
                                                                                        -----------            ---------
                                                                                        (in thousands, except share data)

Cash and due from banks                                                                   $       54,162      $    42,587
Federal funds sold                                                                                 4,219            6,302
Interest-bearing deposits in banks                                                                23,027              916
Securities available for sale                                                                    432,722          309,185
Securities held to maturity, estimated market value $95,946
        in 1997 and $98,667 in 1996                                                               94,793           98,112
Loans held for sale                                                                                 -               2,605
Loans, net                                                                                     1,018,556          816,618
Premises and equipment, net                                                                       34,541           28,582
Interest receivable                                                                               13,416           11,127
Deferred income taxes                                                                              6,876            7,100
Intangible assets, net                                                                            27,688           12,623
Other assets                                                                                       1,616            2,197
                                                                                              -----------      -----------
                                                                                          $    1,711,616     $  1,337,954
                                                                                               =========        =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
        Noninterest-bearing demand                                                        $      192,997     $    164,247
        Interest-bearing demand                                                                  175,322          141,063
        Savings and money market accounts                                                        268,924          213,281
        Large denomination certificates of deposit                                               120,655          114,063
        Other time                                                                               526,688          476,691
                                                                                              -----------      -----------
                                Total deposits                                                 1,284,586        1,109,345
                                                                                              -----------      -----------

Short-term debt                                                                                   61,506           38,980
Federal Home Loan Bank of Atlanta advances                                                       195,300           59,800
Corporation obligated manditorily redeemable capital securities                                   19,951               -
Interest payable                                                                                   9,125            9,127
Other liabilities                                                                                 10,656            4,516
                                                                                              -----------      -----------
                                Total liabilities                                              1,581,124        1,221,768
                                                                                              -----------      -----------
Commitments and contingencies (Notes 14 and 16)

Shareholders' equity:
    Common stock; no par value; 50,000,000 shares authorized;
       21,359,868 shares and 20,740,866 shares issued and
       outstanding in 1997 and 1996, respectively                                                81,290            82,272
    Retained earnings                                                                            48,899            33,825
    Net unrealized gains on securities available for sale                                           303                89
                                                                                              -----------      -----------
                           Total shareholders' equity                                           130,492           116,186
                                                                                              -----------      -----------

                                                                                        $     1,711,616      $  1,337,954
                                                                                              ===========       ==========



The accompanying notes are an integral part of the supplemental consolidated financial statements.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                 Supplemental Consolidated Statements of Income
              For the years ended December 31, 1997, 1996 and 1995

                                                                                1997                    1996                    1995
                                                                                ----                    ----                    ----
                                                                                        (in thousands, except per share data)



Interest income:
        Loans and fees on loans                                                         $ 89,030          $ 73,831          $ 61,881
        Federal funds sold and securities purchased under
                resale agreements                                                          2,163               564               754
        Securities                                                                        23,420            23,119            17,645
        Deposits with other financial institutions                                           165                40               112
                                                                                         -------            ------            ------
                                Total interest income                                    114,778            97,554            80,392
                                                                                         =======            ======            ======

Interest expense:
        Large denomination certificates of deposit                                         6,914             6,612             5,513
        Other deposits                                                                    41,624            35,761            28,684
        Borrowed funds                                                                     8,278             5,552             2,981
                                                                                         -------            ------            ------
                                Total interest expense                                    56,816            47,925            37,178
                                                                                          ------            ------            ------
                                Net interest income                                       57,962            49,629            43,214
Provision for loan losses                                                                  3,669             2,473               706
                                                                                          ------            ------            ------
                                Net interest income after provision for loan losses       54,293            47,156            42,508
                                                                                          ------            ------            ------
Noninterest income:
        Service charges on deposit accounts                                                6,598             6,023             5,041
        Other service charges, commissions and fees                                        1,925             1,904             2,124
        Net gain on sales of securities                                                      792             1,140               284
        Net gain on trading account securities                                               681              --                --
        Gain on sale of deposits                                                           2,000               558              --
        Other operating income                                                             1,624               611             1,289
                                                                                           -----               ---             -----
                                Total noninterest income                                  13,620            10,236             8,738
                                                                                          ------            ------             -----
Noninterest expense:
        Salaries and employee benefits                                                    16,842            16,422            15,826
        Occupancy expense                                                                  3,578             3,231             2,523
        Equipment expense                                                                  2,990             2,829             2,813
        Amortization of intangible assets                                                  2,180             1,528             1,065
        Merger expenses                                                                    2,651               494             2,582
        Legal and professional fees                                                        2,392             1,695             2,093
        Other operating expense                                                            9,820             9,108             9,151
                                                                                           -----             -----             -----
                                Total noninterest expense                                 40,453            35,307            36,053
                                                                                          ------            ------            ------
                                Income before income taxes                                27,460            22,085            15,193
Income tax expense                                                                         9,736             7,785             5,107
                                                                                          ------            ------            ------

                                Net income                                               $17,724           $14,300           $10,086
                                                                                         =======           =======           =======


                                Basic earnings per share                                 $   .83           $   .69           $   .49
                                                                                         =======           =======           =======

                                Diluted earnings per share                               $   .80           $   .67           $   .48
                                                                                         =======           =======           =======



The accompanying notes are an integral part of the supplemental consolidated financial statements.


                                              TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                                                Supplemental Consolidated Statements
                                                 of Changes in Shareholders' Equity
                                        For the years ended December 31, 1997, 1996 and 1995




                                                                                                         Unrealized
                                                                                                         Gain (Loss)
                                                               Common Stock                            on Securities      Total
                                                               ------------            Undivided         Available     Shareholders
                                                         Shares            Amount       Profits        for Sale, Net      Equity
                                                         ------            ------       -------        -------------      ------
                                                                    (in thousands, except share and per share data)


Balance, December 31, 1994, as previously
       reported                                         12,309,937    $    74,876    $    12,264    $    (4,253)   $    82,887

        Adjustment for 3 for 2 stock split effected
                as a 50% stock dividend (Note 13)        6,154,968           --             --             --             --
        Adjustment for pooling of interests              1,834,557          5,513          3,269           (185)         8,597
                                                         ---------          -----          -----           ----          -----

Balance, December 31, 1994, as restated                 20,299,462         80,389         15,533         (4,438)        91,484

        Shares issued under stock plans                    106,401            466           --             --              466
        Common shares issued to the public                 262,500          1,300           --             --            1,300
        Repurchased shares                                 (22,500)          (188)          --             --             (188)
        Cash payments for fractional shares                 (1,527)           (11)          --             --              (11)
        Cash dividends paid ($.11 per share)                  --             --           (2,265)          --           (2,265)
        Change in unrealized loss, net                        --             --             --            5,673          5,673
        Net income                                            --             --           10,086           --           10,086
                                                        -----------        ------         ------         ------         ------


Balance, December 31, 1995                              20,644,336         81,956         23,354          1,235        106,545
        Shares issued under stock plans                    125,196            596           --             --              596
        Repurchased shares                                 (28,350)          (277)          --             --             (277)
        Cash payments for fractional shares                   (316)            (3)          --             --               (3)
        Cash dividends paid ($.19 per share)                  --             --           (3,829)          --           (3,829)
        Change in unrealized gain, net                        --             --             --           (1,146)        (1,146)
        Net income                                            --             --           14,300           --           14,300
                                                        ----------         ------         ------         ------         ------

Balance, December 31, 1996                              20,740,866         82,272         33,825             89        116,186

        Pooling adjustment                                 487,500             40          2,894           --            2,934
        Shares issued under stock plans                    312,102          1,710           --             --            1,710
        Repurchased shares                                (180,600)        (2,732)          --             --           (2,732)
        Cash dividends paid ($.26 per share)                  --             --           (5,544)          --           (5,544)
        Change in unrealized gain, net                        --             --             --              214            214
        Net income                                            --             --           17,724           --           17,724
                                                        ----------      ---------       --------         -------       -------
Balance, December 31, 1997                              21,359,868    $    81,290    $    48,899    $       303    $   130,492
                                                        ==========    ===========    ===========    ===========    ===========





The accompanying notes are an integral part of the supplemental consolidated financial statements.


                                               TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                                         Supplemental Consolidated Statements of Cash Flows
                                        For the years ended December 31, 1997, 1996 and 1995



                                                                                               1997            1996           1995
                                                                                               ----            ----           ----
                                                                                                         (in thousands)
Cash flows from operating activities:
        Net income                                                                          $  17,724      $  14,300      $  10,086
        Adjustments to reconcile net income to net cash
                provided by operations:
                        Depreciation and amortization                                           4,779          3,768          2,898
                        Writedown of fixed assets                                                   5           --            1,358
                        Net accretion of discount on securities                                 1,346            741            356
                        Provision for loan losses                                               3,669          2,473            706
                        Gain on sales of securities                                            (1,473)        (1,140)          (284)
                        Gain on market valuation of loans held for sale                          --              (25)          --
                        Loss (gain) on sale of premises and equipment                            (114)           239           (146)
                        Gain on sale of mortgage servicing portfolio                             --             --             (529)
                        Gain on sale of deposits                                               (2,000)          (558)          --
                        Net change in trading securities                                       42,548           --             --

                        Loans held for sale:
                                Originations                                                   (8,771)       (29,992)       (25,756)
                                Sales                                                          11,376         33,986         23,155
                        Provision (benefit) for deferred taxes                                    (74)          (317)           599
                        Gain on sales of foreclosed assets                                         (7)           (14)           (66)
                        Changes in assets and liabilities:
                                Interest receivable                                            (1,720)        (1,515)        (1,785)
                                Other assets                                                      979            286            634
                                Interest payable                                                 (363)           277          3,438
                                Other liabilities                                                (727)          (402)          (826)
                                                                                               ------         ------         ------
                                        Net cash provided by operating activities              67,177         22,107         13,838
                                                                                               ------         ------         ------
Cash flows from investing activities:

        Proceeds from maturity and principal paydowns of
                securities available for sale                                                  41,390         47,104         47,879
        Proceeds from maturity and principal paydowns of
                securities held to maturity                                                    40,893         24,918          9,454
        Proceeds from sales of securities available for sale                                  298,217        309,647        100,268
        Proceeds from sales of securities held to maturity                                       --           14,645           --
        Purchase of securities available for sale                                            (505,399)      (435,224)      (178,897)
        Purchase of securities held to maturity                                               (37,509)       (43,796)       (34,428)
        Net increase in loans                                                                (145,267)      (124,429)      (105,600)
        Net capital expenditures, premises and equipment                                       (5,520)        (7,611)        (5,314)
        Proceeds from sales of foreclosed assets                                                  323            307            382
        Proceeds from sale of premises and equipment                                              261            475            218
        Proceeds from sale of mortgage servicing portfolio                                       --             --            1,467
        Net cash acquired in acquisitions and divestitures                                    102,613         74,281         32,164
                                                                                              -------         ------         ------
                                        Net cash used in investing activities                (209,998)      (139,683)      (132,407)
                                                                                             --------       --------       --------

                                                           (Continued)



                                              TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                                   Supplemental Consolidated Statements of Cash Flows (Continued)
                                        For the years ended December 31, 1997, 1996 and 1995



                                                                                               1997          1996             1995
                                                                                               ----          ----             ----
                                                                                                         (in thousands)

Cash flows from financing activities:
        Net increase in deposit accounts                                                  $   3,670       $ 112,421       $  59,020
        Net increase (decrease) in short-term debt                                           22,526         (20,732)         34,561
        Proceeds from FHLB advances, net                                                    135,500          19,800          17,500
        Proceeds from issuance of corporation obligated
                manditorily redeemable capital securities                                    19,951            --              --
        Debt issuances costs                                                                   (627)           --              --
        Repurchase of stock                                                                  (2,732)           (277)           (188)
        Proceeds from common stock issuance                                                    --              --             1,300
        Cash payments for fractional shares                                                    --                (3)            (11)
        Shares issued under stock plans                                                       1,680             596             466
        Cash dividends paid                                                                  (5,544)         (3,829)         (2,265)
                                                                                             ------          ------          ------
                                Net cash provided by financing activities                   174,424         107,976         110,383
                                                                                            -------         -------         -------


                                Net increase (decrease) in cash and cash
                                        equivalents                                          31,603          (9,600)         (8,186)

Cash and cash equivalents at beginning of year                                               49,805          59,405          67,591
                                                                                             ------          ------          ------

Cash and cash equivalents at end of year                                                  $  81,408       $  49,805       $  59,405
                                                                                          =========       =========       =========

Supplemental disclosure of cash flow information:
        Cash paid for:

                Interest                                                                  $  56,817       $  47,315       $  33,649
                                                                                          =========       =========       =========
                Income taxes                                                              $   9,151       $   7,936       $   3,611
                                                                                          =========       =========       =========

Non cash financing activity:

        Tax benefit from disqualification of incentive stock options                      $      30       $    --         $    --
                                                                                          =========       =========       =========


The accompanying notes are an integral part of the supplemental consolidated financial statements.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Triangle Bancorp, Inc. (the "Company") is a bank holding company incorporated in November 1991 under the laws of the State of North Carolina, with four wholly owned subsidiaries, Triangle Bank ("Triangle") and Bank of Mecklenburg ("Mecklenburg"), (collectively, the "Banks"), Coastal Leasing LLC ("Coastal"), and Triangle Capital Trust (the "Trust").

The accounting and reporting policies of the Company and its subsidiaries follow generally accepted accounting principles and general practices within the financial services industry. All amounts in tabular format are in thousands of dollars unless otherwise noted. Following is a summary of the more significant policies.

Basis of Presentation

The historical consolidated financial statements of the Company have been restated to include the accounts and operations of Guaranty State Bancorp ("Guaranty") which was acquired and accounted for as a pooling of interests as discussed in Note 2. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Triangle Bancorp. Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

Principles of Consolidation

The supplemental consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Securities

The Company classifies its securities into three types as follows:

(a) Securities Held to Maturity - Debt securities that the Company has the positive intent and ability to hold to maturity which are reported at amortized cost,

(b) Trading Securities - Debt and equity securities that are bought and held principally for the purpose of selling in the near term which are reported at fair value, with unrealized gains and losses included in earnings, or

(c) Securities Available for Sale - Debt and equity securities not classified as either Securities Held to Maturity or Trading Securities which are reported at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity.

     The classification of securities is generally determined at the date of purchase. Gains and losses on sales of securities, computed based on specific identification of the adjusted cost of each security, are included in other income at the time of the sales. Premiums and discounts on debt securities are recognized in interest income on the interest method over the period to maturity.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses, unearned discounts and net deferred loan origination fees and costs. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Deferred loan fees and costs are amortized to interest income over the contractual life of the loan using a method that approximates the level yield method.

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the original contractual interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. During 1997 and 1996 there were no loans material to the consolidated financial statements that were impaired as defined.

The Company uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Income Recognition on Impaired and Nonaccrual Loans (Continued)

While a loan is classified as nonaccrual and the future collection of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collection of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged-off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Foreclosed Assets

Assets acquired as a result of foreclosure are valued at the lower of the recorded investment in the loan or fair value less estimated costs to sell. The recorded investment is the sum of the outstanding principal loan balance and foreclosure costs associated with the loan. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Any subsequent write-downs are charged against other expenses.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method based on estimated service lives of assets, or, for leasehold improvements, over the terms of the related leases, if shorter.

Intangible Assets

Intangible assets are composed primarily of core deposit premiums and goodwill. Amortization of core deposit premiums and goodwill is computed using the straight-line method based on the estimated useful lives of assets. Useful lives range from 7 to 10 years for the core deposit premiums and from 3 to 15 years for goodwill.

The Company evaluates intangible assets for potential impairment by analyzing the operating results, trends and prospects of the Company. The Company also takes into consideration recent acquisition patterns within the banking industry and any other events or circumstances which might indicate potential impairment.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Interest Rate Swaps, Floors and Caps

Prior to being acquired by the Company, Mecklenburg used interest rate swaps, floors and caps for interest rate risk management. These instruments were designated as hedges of specific assets and liabilities when purchased. The net interest payable or receivable on swaps, caps, and floors is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for purchased caps and floors were amortized over the term of the related asset or liability. Upon the early termination of swaps, floors and caps, the net proceeds received or paid, including premiums, were deferred and included in other assets or liabilities and amortized over the shorter of the remaining contract life or the maturity of the related asset or liability.

Upon disposition or settlement of the asset or liability being hedged, deferral accounting was discontinued and any related premium or change in fair value of the hedge instrument was recognized in earnings. If the hedge instrument was retained subsequent to the disposition or settlement of the underlying asset or liability, it would be reassigned to specific assets or liabilities and any change in fair value of the instrument recognized in earnings in connection with the previous disposition of the underlying asset or liability would be recorded as a purchase premium and amortized into interest income over the contract term as a yield adjustment of the related asset or liability.

Income Taxes

The Company files a consolidated Federal income tax return. State income tax returns are filed for each entity.

Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Cash Flow

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

Reclassifications

Certain items included in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation. These reclassifications have no effect on the net income or shareholders' equity previously reported.

                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

New Accounting Pronouncements

The Company will adopt Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" on January 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements.

The Company will adopt SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" on January 1, 1998. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. The impact of adopting this statement is not expected to be material to the Company's supplemental consolidated financial statements.

Use of Estimates in the Preparation of the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Transfers and Servicing of Financial Assets and
Extinguishments of Liabilities

The Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" on January 1, 1997. The adoption of this pronouncement had no material effect on the Company's supplemental consolidated financial statements.

2. MERGERS AND ACQUISITIONS

On April 16, 1998 the Company completed the acquisition of Guaranty through the issuance of 2.12 shares of the Company's common stock for each share of Guaranty's outstanding common stock, or 1,888,481 shares. On October 2, 1997 the Company completed the acquisition of Mecklenburg through the issuance of 1.50 shares of the Company's common stock for each share of the outstanding common stock of Mecklenburg, or 3,277,602 shares. On October 31, 1997 the Company acquired Coastal through the issuance of 487,500 shares of the Company's stock. On October 24, 1996 the Company completed the merger of Granville United Bank ("Granville") with and into Triangle through the issuance of 2.63 shares of the Company's common stock for each share of the outstanding common stock of Granville, or 1,128,434 shares. These mergers were accounted for as poolings of interests, however, due to materiality, Coastal was pooled for 1997 only.



                     TRIANGLE BANCORP, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

2. MERGERS AND ACQUISITIONS (Continued)
        Separate results of the pooled entities for the year ended December 31, 1997 and
        1996 are as follows:

                                                                            Company(1)              Guaranty               Combined
                                                                            ----------              --------               --------

1997:
        Total income                                                        $119,761                $  8,637                $128,398
        Net interest income                                                   53,586                   4,376                  57,962
        Net income                                                            16,584                   1,140                  17,724



1996:
        Total income                                                        $ 99,907                $  7,883                $107,790
        Net interest income                                                   45,632                   3,997                  49,629
        Net income                                                            13,220                   1,080                  14,300


        (1) Prior to Guaranty merger



Guaranty, prior to the merger with the Company, reported total income of $2.2 million, net interest income of $1.2 million and net income of $334,000 for the three months ended March 31, 1998.

Mecklenburg and Coastal, prior to their merger with the Company, reported total income of $15.9 million and $1.9 million, respectively, net interest income of $4.3 million and $1.3 million, respectively, and net income of $1.8 million and $166,000, respectively, for the nine months ended September 30, 1997.

In August 1997, Triangle acquired ten branches with approximately $195 million in deposits and $61 million in loans; paid a premium of approximately $15.8 million and recorded $920,000 in goodwill. The deposit premium is being amortized over ten years and the goodwill is being amortized over three years. This acquisition was accounted for as a purchase and therefore, the results of operations have been included in the supplemental consolidated financial statements from the date of the acquisition.

The Trust Securities described in Note 9 were issued in anticipation of the 1997 branch acquisition.

See Note 21 to these supplemental consolidated financial statements for a summary of branch acquisitions in 1997 and 1996.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

3. SECURITIES

The amortized cost and estimated market value of securities at December 31, 1997 and 1996 are as follows:

                                                                                               Gross           Gross     Estimated
                                                                              Amortized     Unrealized      Unrealized     Market
                                                                                 Cost          Gains           Losses       Value
                                                                             -----------    -----------     ----------  ----------
        1997:

                Available for sale:
                        U.S. Treasury securities                             $ 113,277       $    836       $    41       $ 114,072
                        U.S. Agency obligations                                 11,233             21             6          11,248
                        Mortgage-backed securities                                 467              -             -             467
                        Obligations of states and political subdivisions        35,824            941             3          36,762
                        Collateralized mortgage obligations                    251,332              -         1,277         250,055
                        Other investments                                       20,118              -             -          20,118
                                                                             ---------       --------       -------       ---------
                                                                             $ 432,251       $  1,798       $ 1,327       $ 432,722
                                                                             =========       ========       =======       =========
                Held to maturity:
                        U.S. Agency obligations                              $  72,128       $    835       $    82       $  72,881
                        Mortgage-backed securities                               6,376              8            41           6,343
                        Obligations of states and political subdivisions        12,998            409             2          13,405
                        Collateralized mortgage obligations                      3,038             10             4           3,044
                        Other investments                                          253             20             -             273
                                                                             ---------       --------       -------       ---------
                                                                             $  94,793       $  1,282       $   129       $  95,946
                                                                             =========       ========       =======       =========

        1996:

                Available for sale:

                        U.S. Treasury securities                             $ 133,693       $    542       $   359       $ 133,876
                        U.S. Agency obligations                                 14,179             50            76          14,153
                        Mortgage-backed securities                             127,818            491           279         128,030
                        Obligations of states and political subdivisions        18,686            201           111          18,776
                        Collateralized mortgage obligations                      2,145              -            37           2,108
                        End-user derivatives                                     4,293            473           916           3,850
                        Other investments                                        8,392              -             -           8,392
                                                                             ---------       --------       -------       ---------
                                                                             $ 309,206       $  1,757       $ 1,778       $ 309,185
                                                                             =========       ========       =======       =========


                Held to maturity:

                        U.S. Agency obligations                              $ 72,134        $   680        $   231       $  72,583
                        Mortgage-backed securities                              8,711              5            152           8,564
                        Obligations of states and political subdivisions       13,663            296             41          13,918
                        Collateralized mortgage obligations                     3,050              -             25           3,025
                        Other investments                                         554             23              -             577
                                                                             ---------       --------       -------       ---------
                                                                             $ 98,112       $  1,004        $   449      $   98,667
                                                                             =========       ========       =======       =========



                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

3. SECURITIES (Continued)

The amortized cost and estimated market value of securities at December 31, 1997 by contractual maturities are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                               Estimated
                                                                     Amortized                   Market
                                                                       Cost                      Value
                                                                   -------------           -------------------

Available for sale:
Due in one year or less                                           $ 19,152                   $ 19,193
Due after one year through five years                              107,532                    108,369
Due after five years through ten years                              10,733                     10,864
Due after ten years                                                274,716                    274,178
Other investments                                                   20,118                     20,118
                                                                 ----------                  ----------

                                                                  $432,251                   $432,722
                                                                 ==========                  ==========


Held to maturity:
Due in one year or less                                           $ 30,988                   $ 30,966
Due after one year through five years                               45,087                     45,671
Due after five years through ten years                              12,261                     12,692
Due after ten years                                                  6,457                      6,617
                                                                  ---------                  ---------

                                                                  $ 94,793                   $ 95,946
                                                                  =========                  =========


Gross realized gains and losses on sales of securities for the years ended December 31, 1997, 1996 and 1995 are summarized below:

                                  1997                1996                1995
                                  ----                ----                ----


   Gross realized gains          $  1,978           $ 3,727            $   849
                                ==========          ==========        =========
   Gross realized losses         $  1,186           $ 2,587            $   565
                                ==========          ==========        =========


Included in the 1996 gross realized gains and losses are gross gains of $1,889,051 and gross losses of $682,049 on terminations or marks to market of end-user derivatives.

During 1996, the Company, upon evaluation of the acquired Granville investment portfolio, transferred securities with an amortized cost of $4,557,000 and an estimated market value of $4,400,000 from the available for sale category to the held to maturity category.

Mecklenburg liquidated its Held to Maturity portfolio during 1996. The carrying value of the liquidated securities was approximately $14,715,000 and a loss of approximately $70,000 was recognized on the related sales.

Securities with an amortized cost of approximately $132 million and $156 million as of December 31, 1997 and 1996, respectively, were pledged to secure public deposits, FHLB advances and for other banking purposes.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans as of December 31, 1997 and 1996, are summarized as follows:

                                                             1997                    1996
                                                            ------                  ------


Commercial                                             $  193,681                 $  187,456
Real estate:
        Construction and land development                  94,492                     67,173
        Residential, 1-4 families                         339,954                    309,037
        Residential, 5 or more families                     6,442                      4,457
        Farmland                                           13,595                      7,326
        Nonfarm, nonresidential                           242,376                    147,430
Agricultural production                                    16,664                     10,674
Consumer                                                  108,162                     88,507
Other                                                      17,236                      7,011
Net deferred loan costs (fees)                                908                       (490)
                                                        ----------                -----------
                                                        1,033,510                    828,581
Less allowance for loan losses                             14,954                     11,963
                                                        ----------                -----------

                                                       $1,018,556                 $  816,618
                                                        =========                 ==========


A summary of the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995, is as follows:

                                                       1997          1996           1995
                                                      ------        ------         ------


Balance, beginning of year                          $ 11,963     $ 10,761      $ 11,108
Provision charged against income                       3,669        2,473           706
Loans charged off, net of recoveries                  (1,883)      (1,173)       (1,053)
Allowance on purchased (sold) loans                    1,205          (98)           --
                                                    --------     ---------     --------
Balance, end of year                                $ 14,954     $ 11,963      $ 10,761
                                                    ========     =========     ========


Nonperforming assets at December 31, 1997 and 1996, consist of the following:

                                                        1997          1996
                                                      -------       -------


Loans past due ninety days or more                    $4,191        $2,253
Nonaccrual loans                                       2,216         1,813
Foreclosed assets (included in other assets)             246           507
                                                      ------        ------

                                                      $6,653        $4,573
                                                      ======        ======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

5. PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1997 and 1996, are as follows:

                                                           1997           1996
                                                       ----------     ----------

Premises                                                $20,641        $18,620
Equipment and fixtures                                   16,834         13,737
Leasehold improvements                                      712            550
                                                        --------       --------
                                                         38,187         32,907
Less accumulated depreciation and amortization           13,016         11,175
                                                       --------       --------
                                                         25,171         21,732
Construction in process                                   2,038          1,084
Land                                                      7,332          5,766
                                                       --------       --------
                                                        $34,541        $28,582
                                                       ========       ========


6. INTANGIBLE ASSETS

Intangible assets at December 31, 1997 and 1996 are as follows:

                                                    1997                 1996
                                                    ----                 ----



        Core deposit premiums                      $30,470          $14,646
        Goodwill                                     2,083            1,174
        Other intangibles                            1,002              376
                                                  --------         --------
                                                    33,555           16,196
        Less accumulated amortization                5,867            3,573
                                                  --------         --------

                                                   $27,688          $12,623
                                                  ========         ========


Amortization expense, principally related to the core deposit premiums, amounted to approximately $2,294,000, $1,528,000, and $1,065,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

7. SHORT-TERM DEBT

Short term debt consisted of the following as of December 31, 1997 and 1996:

                                                                                1997                    1996
                                                                                ----                    ----


Securities sold under repurchase agreements                                   $20,601                  $34,738
Federal funds purchased                                                        24,800                    3,900
Masternotes                                                                    15,705                       --
Other                                                                             400                      342
                                                                              -------                   ------

                                                                              $61,506                  $38,980
                                                                              =======                  =======



The weighted average rate on short term debt was 5.15% and 5.11% at December 31, 1997 and 1996, respectively.

The Company has pledged certain securities to collateralize the repurchase agreements. These agreements generally mature and are renewed daily.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

8. FEDERAL HOME LOAN BANK OF ATLANTA ADVANCES

FHLB Advances with interest rates and maturity dates and weighted  average rates
(WAR) as of December 31, 1997 and 1996 are as follows:

                                                                      1997                      1996
                                                                      ----                      ----
                                                            Amount            WAR     Amount              WAR
                                                            ------            ---     ------              ---
Due in one year                                             $125,000         5.79%  $  8,000             6.95%
Due after one year within two years                            6,800         6.19     50,000             5.56
Due after two years within three
        years                                                     --           --      1,800             6.31
Due after four years within five years                        63,500         6.19         --               --
                                                              ------         ----    -------             -----

                                                            $195,300         5.93%  $ 59,800             5.77%
                                                            ========         ====   ========             ====



The advances are collateralized by qualifying mortgage loans and investment securities.

Each of the Banks is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB advances. No ready market exists for the FHLB stock and it has no quoted market value. This stock has a carrying value based on cost and is redeemable at $100 per share subject to certain limitations set by the FHLB.

9. CORPORATION OBLIGATED MANDITORILY REDEEMABLE CAPITAL SECURITIES

Corporation obligated manditorily redeemable capital securities ("Trust Securities") aggregating $20,000,000 were issued in June 1997 through the Trust, a statutory business trust registered in the State of Delaware. These Trust Securities bear interest at the rate of 9.375% and have a maturity of thirty years.

The proceeds from the Trust Securities were used by the Trust to purchase junior subordinated debentures of the Company with a yield and maturity identical to the Trust Securities. The distribution rate and payment dates of the Trust Securities correspond to the distribution rate and interest payment dates of the junior subordinated debentures, which are the sole assets of the Trust. The Company has irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities, but only to the extent of funds held by the Trust. The Trust Securities are subject to mandatory redemption in whole, but not in part, upon repayment of the junior subordinated debentures at their stated maturity or upon their early redemption. The junior subordinated debentures may be redeemed prior to their stated maturity upon the occurrence of certain events or at the option of the Company on or after June 1, 2007.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES

The components of income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                                                1997            1996            1995
                                                                                ----            ----            ----

Current expense                                                              $ 9,810         $ 8,102         $ 4,508
Deferred expense (benefit)                                                       (74)           (317)            599
                                                                                 ---            ----             ---
                                                                             $ 9,736         $ 7,785         $ 5,107
                                                                             =======         =======         =======

The reconciliation of expected income tax at the statutory Federal rate (35%) with income tax expense for the years ended December 31, 1997, 1996 and 1995, is as follows:

                                                                        1997            1996          1995
                                                                        ----            ----          ----

Expected income tax expense at statutory rate                            $ 9,611      $ 7,729      $ 5,317
Increase (decrease) in income tax expense
        resulting from:
                State taxes, net of federal tax benefit                      765          606          359
                Benefit of net operating loss carryforward                    --         (229)        (217)
                Tax exempt interest                                         (682)        (446)        (412)
                Non-deductible interest                                       63           13           34
                Other, net                                                   (21)         112           26
                                                                             ---          ---           --
                        Income tax expense                               $ 9,736      $ 7,785      $ 5,107
                                                                         =======      =======      =======



The components of net deferred tax assets at December 31, 1997 and 1996 are as follows:

                                                                                1997                    1996
                                                                                ----                    ----

Allowance for loan losses                                                      $ 3,834                $ 3,335
Accumulated depreciation                                                         2,920                  1,602
Deferred compensation                                                              344                    190
Net operating loss carryforwards                                                 1,858                  2,038
Depreciable basis of fixed assets                                               (1,915)                  (368)
Other                                                                               12                    182
Unrealized securities (gains) losses                                              (177)                   121
                                                                                ------                 ------

                                                                               $ 6,876                $ 7,100
                                                                               =======                =======



The Company has federal net operating loss carryforwards of approximately $6,000,000, which expire in years 2003 through 2008. Use of the net operating loss carryforwards is limited to approximately $600,000 each year.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

11. EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) plan for its subsidiaries' employees 21 years of age or over with at least one year of service, which covers substantially all employees. In 1997 neither Mecklenburg nor Coastal employees were included in the Company's plan. Under the plan, employees may contribute from 2% to 15% of compensation, subject to an annual maximum as determined under the Internal Revenue Code. Employees may elect for up to 25% of their contributions to be invested in the Company's common stock. The Company matches, in contributions of the Company's common stock, 100% of the employee's first 2% of contributions and 50% of the next 4% of contributions. Mecklenburg also maintains a 401(k) Plan which covers substantially all employees. Employees may contribute up to 6% of their salary with the employer matching up to 6% of eligible contributions. Guaranty maintains a 401(K) plan which substantially covers all employees. Employees may contribute up to 15% of their eligible compensation, subject to IRS Limitations. The employer matches up to 5% of employee contributions and is able to make additional directionary contributions. The Company contributed approximately $704,000, $580,000 and $471,000 to the plans in 1997, 1996 and
1995, respectively.

The Company maintains an Employee Stock Purchase Plan (the "ESPP") that allows employees to purchase stock of up to 10% of their compensation through payroll deduction. In May 1997 this plan was amended to allow the purchase of the stock at a 15% discount for a six month period beginning July 1, 1997. The discount is taken on the lower of the market price on July 1 or December 31 with shares being issued out of authorized but unissued shares. A total of 375,000 shares have been authorized for the plan with 11,352 issued on January 1, 1998.

12. EARNINGS PER SHARE

The Company adopted SFAS No. 128 "Earnings Per Share" on December 31, 1997. As required, all prior period earnings per share have been restated to conform with the provisions of the statement.

The following table provides a reconciliation on income available to common shareholders and the average number of shares outstanding for the years ended December 31, 1997, 1996, and 1995.

                                                                                     1997                 1996                1995
                                                                                     ----                 ----                ----

Net income
                                                                               $    17,724          $    14,300          $    10,086
                                                                               ===========          ===========          ===========

Average outstanding shares for basic EPS                                        21,273,639           20,690,844           20,581,032
Dilutive effect of stock options and warrants                                      831,839              688,577              376,788
                                                                                   -------              -------              -------
                    Total shares for diluted EPS                                22,105,478           21,379,421           20,957,820
                                                                                ==========           ==========           ==========


                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

13. COMMON STOCK

On April 28, 1998 the Company's shareholders approved increasing the number of shares authorized to 50,000,000. This amendment has been reflected in the accompanying supplemental consolidated balance sheets.

On May 12, 1998 the Company's Board of Directors approved a three for two stock split effected in the form of a 50% stock dividend. The date of record is June 15, 1998 and the dividend will be paid on June 30, 1998. All share and per share information has been adjusted to reflect the stock split.

The Company has a Long-Term Incentive Plan which allows the Board of Directors to award any combination of stock options, restricted stock and cash.

The Company has a qualified incentive stock option plan for the benefit of certain of the Company's key officers and employees and a non-qualified stock option plan for directors and certain officers (the "Stock Option Plans"). The Stock Option Plans expire on January 4, 1998, and as such, no new awards will be made after that date. Options under these plans are exercisable at no less than fair market value at the date of grant and are subject to a prorated five-year, and in some instances three-year, vesting requirement. The options are exercisable as they vest and expire no later than ten years after that date.

On January 27, 1998, the Board of Directors of the Company approved the Triangle Bancorp, Inc. 1998 Omnibus Stock Plan. This plan, which is subject to approval by the shareholders of the Company, reserves 1,000,000 shares for future grants in the form of stock options, restricted stock awards and stock appreciation rights, the terms and conditions of which are to be determined at the date of grant. Incentive options under this plan will be granted at fair market value and will have ten year lives.

On January 1, 1996 the Company adopted SFAS No. 123, "Accounting for Stock Based Compensation". As permitted by SFAS No. 123, the Company has chosen to continue to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Accordingly, no compensation cost has been recognized for options granted under the Stock Option Plans or the ESPP.

The pro forma effect on net income and earnings per share of recording compensation expense in accordance with SFAS No. 123 is presented in the table below:

                                                                                        Year ended December 31,
                                                                                        -----------------------

                                                                              1997                    1996                 1995
                                                                              ----                    ----                 ----

Net income:
        As reported                                                 $       17,724            $      14,300         $      10,086
        Pro Forma                                                   $       17,293            $      14,050         $      10,021

Basic earnings per share:
        As reported                                                 $          .83            $         .69         $         .49
        Pro Forma                                                   $          .81            $         .68         $         .49

Diluted earnings per share:
        As reported                                                 $          .80            $         .67         $         .48
        Pro Forma                                                   $          .78            $         .66         $         .48


                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


13. COMMON STOCK (Continued)

The fair value of options granted during 1997, 1996 and 1995 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions.

                                                                                         Year Ended December 31,

                                                                                     1997                1996                  1995
                                                                                     ----                ----                  ----

1997 Employee Stock Purchase Plan:
Weighted average grant date fair value                                           $    3.53                 --                    --
Dividend yield                                                                        2.10%                --                    --
Risk free interest rates                                                              6.00%                --                    --
Expected lives (years)                                                                0.50                 --                    --
Volatility                                                                           32.00%                --                    --



Stock Option Plans:
Weighted average grant date fair value                                           $    4.28         $    2.32             $    1.73
Dividend yield                                                                        3.30%             3.90%                 3.70%
Risk free interest rates                                                              6.00%             6.00%                 6.30%
Expected lives (years)                                                                6.96              7.00                  7.00
Volatility                                                                           32.00%            21.00%                25.00%



A summary of the status of the Stock Option Plans as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates, including weighted average exercise price (Price), is presented below:



                                                    1997                            1996                          1995
                                                    ----                            ----                          ----
                                          Shares             Price       Shares             Price       Shares            Price
                                          ------             -----       ------             -----       ------            -----

Outstanding at beginning year            1,721,284        $    5.94     1,458,791        $   5.13     1,212,666        $   5.02
Pooling adjustment                                                                                      126,558            3.14
Granted                                    166,943            13.67       429,720            8.46       220,269            6.23
Exercised                                 (281,604)            5.06      (101,309)           4.04       (55,736)           3.11
Forfeited                                  (69,125)            7.72       (65,918)           7.37       (44,966)           4.72
                                           -------             ----       -------            ----       -------            ----
Outstanding at end of year               1,537,498        $    6.83     1,721,284        $   5.94     1,458,791        $   5.13
                                         =========        =========     =========        ========     =========        ========



The following table summarizes information about the Stock Option Plans at December 31, 1997 including weighted average remaining contractual term in years
Term) and weighted average exercise price (Price).


                                                   Options Outstanding                                    Options Exercisable
                                                   -------------------                                    -------------------
       Range of Exercise Prices                Number                      Term           Price        Number              Price
       ------------------------                ------                      ----           -----        ------              -----
     $  2.44                                   26,490                      3.08         $  2.44        26,490          $     2.44
        2.67 - 4.00                           243,571                      3.37            3.83       181,629                3.76
        4.17 - 4.53                           209,931                      2.20            4.37       209,931                4.37
        4.57 - 5.33                           230,657                      5.11            4.85       198,737                4.83
        5.36 - 6.67                           234,311                      6.10            6.14       124,947                6.00
        7.17 - 7.67                           247,080                      8.40            7.64       245,250                7.66
        8.25 - 10.00                          132,015                      8.27            9.80        24,155                9.91
        10.79 - 12.25                         162,840                      7.17           12.19        46,305               12.10
        12.59 - 15.67                          18,750                      9.52           15.05            --               --
        17.83 - 23.33                          31,853                      9.83           18.18            --               --
                                            ---------                      ----         -------     ---------          ----------
                                            1,537,498                      5.72         $  6.83     1,057,444          $     5.99
                                            =========                      ====         =======     =========          ==========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

13. COMMON STOCK (Continued)

During 1997, 11,700 of the Company's warrants were exercised leaving 6,300 remaining. All the warrants have an exercise price of $6.11 and expire on December 31, 2000.

14. REGULATORY RESTRICTIONS

The Banks, as North Carolina banking corporations, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes
Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the bank.

Under regulations of the Federal Reserve, banking affiliates are required to maintain certain minimum average reserve balances which include both cash on hand and deposits with the Federal Reserve. These deposits are included in cash and cash equivalents in the accompanying balance sheets. At December 31, 1997 and 1996, the Banks were required to maintain such balances aggregating approximately $10,615,000 and $8,732,000, respectively.

The Company and the Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Management believes, as of December 31, 1997, that the Company and the Banks meet all capital adequacy requirements to which they are subject.

As of December 31, 1997 and 1996, the most recent notification from the FDIC categorized the Company and the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Banks must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Company's or the Banks' category.

A summary of the Company's required and actual capital components follows:

                                                                                                  To Be Well Capitalized
                                                                                                         Under Prompt
                                                                              For Capital                Corrective
                                                    Actual                 Adequacy Purposes          Action Provisions
                                           ----------------------       ---------------------     ----------------------
                                            Amount         Ratio          Amount        Ratio        Amount       Ratio
                                            ------         -----          ------        -----        ------       -----
As of December 31, 1997:
------------------------
Total Capital ( to Risk Weighted Assets)    136,059         12.5%       $  87,200        8.0%       $ 109,000     10.0%

Tier I Capital ( to Risk Weighted Assets)   122,459         11.2           43,600        4.0           65,400      6.0%

Tier I Capital (to Average Assets)          122,459          7.8           62,689        4.0           78,362      5.0%


As of December 31, 1996:
------------------------

Total Capital ( to Risk Weighted Assets)  $ 113,998         13.0%        $ 70,229        8.0%        $ 87,786     10.0%

Tier I Capital ( to Risk Weighted Assets)   103,616         11.8           35,115        4.0           52,672      6.0

Tier I Capital ( to Average Assets)         103,616          8.1           51,126        4.0           63,907      5.0

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

14. REGULATORY RESTRICTIONS (Continued)

A summary of Triangle's required and actual capital components follows:

                                                                                                  To Be Well Capitalized
                                                                                                         Under Prompt
                                                                              For Capital                Corrective
                                                    Actual                 Adequacy Purposes          Action Provisions
                                           ----------------------       ---------------------     ----------------------
                                            Amount         Ratio          Amount        Ratio        Amount       Ratio
                                            ------         -----          ------        -----        ------       -----
As of December 31, 1997:
------------------------
Total Capital ( to Risk Weighted Assets)  $ 104,585         11.2%        $ 74,411        8.0%        $ 93,013     10.0%

Tier I Capital ( to Risk Weighted Assets)    92,908         10.0           37,205        4.0           55,800      6.0

Tier I Capital (to Average Assets)           92,908          7.0           52,906        4.0           66,132      5.0


As of December 31, 1996:
------------------------

Total Capital ( to Risk Weighted Assets)   $ 93,890         12.8%        $ 58,743        8.0%        $ 73,429     10.0%

Tier I Capital ( to Risk Weighted Assets)    84,687         11.5           29,372        4.0           44,058      6.0

Tier I Capital ( to Average Assets)          84,687          8.0           42,519        4.0           53,148      5.0


A summary of Mecklenburg's required and actual capital components follows:

                                                                                                  To Be Well Capitalized
                                                                                                         Under Prompt
                                                                              For Capital                Corrective
                                                    Actual                 Adequacy Purposes          Action Provisions
                                           ----------------------       ---------------------     ----------------------
                                            Amount         Ratio          Amount        Ratio        Amount       Ratio
                                            ------         -----          ------        -----        ------       -----
As of December 31, 1997:
------------------------

Total Capital ( to Risk Weighted Assets)   $ 21,359         15.1%        $ 11,352        8.0%        $ 14,190     10.0%

Tier I Capital ( to Risk Weighted Assets)    19,772         13.9            5,676        4.0            8,514      6.0

Tier I Capital (to Average Assets)           19,772          7.3           10,805        4.0           13,507      5.0


As of December 31, 1996:
------------------------

Total Capital ( to Risk Weighted Assets)   $ 19,155         14.9%        $ 10,286        8.0%        $ 12,858     10.0%

Tier I Capital ( to Risk Weighted Assets)    17,980         14.0            5,143        4.0            7,715      6.0

Tier I Capital ( to Average Assets)          17,980          6.8           10,551        4.0           13,189      5.0

15. LEASE OBLIGATIONS

The Company leases a portion of its facilities under various operating leases. Rental expense related to such leases amounted to approximately $1,222,917, $1,136,732 and $861,732 in 1997, 1996 and 1995, respectively.

Noncancelable, long-term lease commitments at December 31, 1997 range from $1,066,000 in 1998 to $766,000 in 2002.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

16. COMMITMENTS AND CONTINGENCIES

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, lines of credit and standby letters of credit. These instruments involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

The Company's risk of loss in the event of nonperformance by the other party to the commitment to extend credit, line of credit and standby letter of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, real estate and time deposits with financial institutions. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

As of December 31, 1997 and 1996, outstanding financial instruments whose contract amounts represent credit risk were as follows:

                                               1997       1996
                                               ----       ----

        Unfunded loans and lines of credit  $ 211,685   $ 158,394
                                            =========   =========
        Standby letters of credit             $ 3,446   $   4,668
                                            =========   =========

The Company's lending is concentrated primarily in North Carolina. Credit has been extended to certain of the Company's customers through multiple lending transactions.

Mecklenburg used off-balance sheet financial contracts to assist in managing interest rate risk. Instruments used for this purpose include interest rate swaps, interest rate caps and interest rate floors. Mecklenburg managed the counterparty credit risk associated with these instruments through credit approvals, limits and monitoring procedures.

For interest rate swaps, interest rate caps and interest rate floors, notional principal amounts often are used to express the volume of transactions however, the amount potentially subject to credit risk is much smaller. As of December 31, 1997, the aggregate notional principal amount of all outstanding financial instrument contracts used for interest rate management totaled approximately $31 million. At December 31, 1997, the carrying amount of financial instruments used for interest rate risk management was approximately $17,000 and the estimated market value was $33,000.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

16. COMMITMENTS AND CONTINGENCIES (Continued)

All these instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated financial statements. At December 31, 1997, off-balance sheet financial instruments and their related fair value methods and assumptions, and fair values are as follows:

                                                                                  Estimated   Contract or
                                                                     Carrying        Fair       Notional
                                                                      Amount         Value       Amount
                                                                   -----------    ---------   -----------
        Financial instruments used for interest rate
                risk management, the designated asset or
                liability and terms:

        Interest rate swap agreements:
                Certificates of deposit:
                        Receive fixed 5.97% pay 3 month
                                LIBOR February 1997 - March 1998   $        -     $       8   $     8,000
                        Receive 3 month fixed 6.00%, pay  3
                                month LIBOR March 1997 - March
                                1998)                                       -             8         8,000
                                                                   -----------    ---------   -----------
                                                                   $        -     $      16   $    16,000
                                                                   ==========     =========   ===========
        Purchased interest rate floors:
                Unassigned (Strike price 5%, 3
                        month LIBOR index, March 1996 -
                        January 1997)                              $       17     $      17   $    15,000
                                                                   ==========     =========   ===========


Various legal proceedings against the Company and its subsidiaries have arisen from time to time in the normal course of business. Management believes liabilities arising from these proceedings, if any, will have no material adverse effect on the financial position or results of operations of the Company or its subsidiaries.

17. RELATED PARTY TRANSACTIONS

In the normal course of business certain directors and executive officers of the Company, including their immediate families and companies in which they have an interest, were loan customers.

Activity in these loans is summarized as follows :

                                               1997             1996
                                               ----             ----

        Balance, beginning of year        $       4,008    $        4,827

        Loans made                                1,038             2,705

        Payment received                         (1,420)           (3,100)

        Changes in composition                    1,450              (424)
                                          -------------    --------------
        Balance, end of year              $       5,076    $        4,008
                                          =============    ==============

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


18. PARENT COMPANY FINANCIAL DATA

The Company's principal asset is its investment in its subsidiaries. Condensed financial statements for the parent company as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                           1997          1996
                                                         ---------    -----------
        Condensed Balance Sheets

        Cash                                             $  16,193    $       393
        Investments in wholly-owned subsidiaries           143,229        115,551

        Loan to subsidiary                                   6,200              -

        Other assets                                         1,379            380
                                                         ---------    -----------
                        Total assets                     $ 167,001    $   116,324
                                                         =========    ===========
        Short-term debt                                  $  15,705    $         -
        Other liabilities                                      236            138
        Junior subordinated deferred interest
          debentures                                        20,568              -
                                                         ---------    -----------
                        Total liabilities                   36,509            138

        Shareholders' equity                               130,492        116,186
                                                         ---------    -----------
           Total liabilities and shareholders' equity    $ 167,001    $   116,324
                                                         =========    ===========

         Condensed Statements of Income                      1997           1996          1995
                                                         ---------    -----------    -----------
        Dividends from wholly-owned subsidiaries         $   6,580    $     3,778    $       867
        Interest income                                        773              8              -
                                                         ---------    -----------    -----------
        Total income                                         7,353          3,786            867
        Interest expense                                     1,441              -              -
        Other expenses                                         217            151            266
                                                         ---------    -----------    -----------
        Total expenses                                       1,658            151            266
                                                         ---------    -----------    -----------
        Income before equity in earnings of wholly-owned
          subsidiaries                                       5,695          3,635            601
                                                         ---------    -----------    -----------
        Equity in undistributed earnings of wholly-owned
          subsidiaries                                      12,029         10,665          9,485
                                                         ---------    -----------    -----------
                        Net income                       $  17,724    $    14,300    $    10,086
                                                         =========    ===========    ===========

        Condensed Statements of Cash Flows                 1997           1996          1995
                                                         ---------    -----------    -----------
        Cash flows from operating activities:
                Net income                               $  17,724    $    14,300    $    10,086
                Equity in undistributed earnings of
                  wholly-owned subsidiaries                (12,029)       (10,665)        (9,485)
                Amortization                                    19             10             11
                Decrease (increase) in other assets            226           (309)           389
                Increase (decrease) in other liabilities        98             41            (25)
                                                         ---------    -----------    -----------
                        Net cash provided by operating
                           activities                        6,038          3,377            976
                                                         ---------    -----------    -----------
        Cash flows from investing activities:
                Investment in subsidiary                   (12,471)           185         (1,118)
                Net increase in loans to subsidiary         (6,200)             -              -
                Purchases of common securities                (617)             -              -
                                                         ---------    -----------    -----------
                        Net cash provided by (used in)
                            investing activities           (19,288)           185         (1,118)
                                                         ---------    -----------    -----------

                                  (Continued)

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


18.     PARENT COMPANY FINANCIAL DATA (Continued)


                                                                         1997          1996          1995
                                                                     ---------      ---------     ---------
                Cash flows from financing activities:
                Net increase in masternotes                          $  15,705      $       -     $       -

                Proceeds from junior subordinated debentures            20,568              -             -

                Common shares issued to the public                           -              -         1,300

                Shares issued under stock plans                          1,680            596           466

                Dividends                                               (5,544)        (3,829)       (2,265)

                Cash issued for fractional shares                            -             (3)          (11)

                Debt issuance cost                                        (627)             -             -

                Repurchased shares                                      (2,732)          (277)         (188)
                                                                     ---------      ---------     ---------
                   Net cash provided by (used in)
                   financing activities                                 29,050         (3,513)         (698)
                                                                     ---------      ---------     ---------
                   Net increase (decrease) in cash                      15,800             49          (840)
        Cash at beginning of year                                          393            344         1,184
        Cash at end of year                                          ---------      ---------     ---------
                                                                     $  16,193      $     393     $     344
                                                                     =========      =========     =========


19. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Company's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, these estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Company taken as a whole.

The carrying values of cash and due from banks, Federal funds sold and interest-bearing deposits in banks are equal to the fair value due to the nature of the financial instruments. The fair value of securities is estimated based upon bid quotations received from various securities dealers. Loans held for sale are considered short term assets that are carried at market value at December 31, 1996. The fair value of the Company's loans is determined by discounting the scheduled cash flows through the loan's estimated maturity using estimated market discount rates that most reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based upon the stated average maturity of management's estimates of prepayments considering current economic conditions and prevailing interest rates.

The fair value of deposits with no stated maturities, such as noninterest-bearing deposits, interest checking, money market and savings accounts, are equal to the amount payable as required by SFAS No. 107. The fair value of time deposits, such as certificates of deposit and Individual
Retirement Accounts, are based on the discounted contractual cash flows. The discount rate is estimated using rates currently offered for deposits of similar maturities.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


19. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Short-term debt includes repurchase agreements and Federal funds purchased, which reprice daily or monthly to allow for their market value to equal their carrying value. The fair value of FHLB advances and the corporation obligated manditorily redeemable capital securities were determined by discounting contractual cash flows using current rates for similar borrowings.

The fair value of off-balance sheet financial instruments has not been considered in determining on balance sheet fair value. The fair value of unfunded loans and lines of credit and standby letters of credit approximates the stated value since they are either short term in nature or subject to immediate repricing.

The following table presents information for financial assets and liabilities as of December 31, 1997 and 1996:

                                                                               1997                               1996
                                                               --------------------------------     --------------------------------
                                                                  Carrying           Fair              Carrying            Fair
                                                                   Value             Value              Value              Value
                                                               --------------   ---------------     --------------    --------------
        Financial assets:
                Cash and due from banks                        $       54,162    $       54,162     $       42,587    $       42,587
                Federal funds sold                                      4,219             4,219              6,302             6,302
                Interest-bearing deposits in banks                     23,027            23,027                916               916
                Securities                                            527,515           528,668            407,297           407,852
                Loans held for sale                                      -                 -                 2,605               605
                Loans, less allowance for loan losses               1,018,556         1,028,500            816,618           817,818
                Interest receivable                                    13,416            13,416             11,127            11,127
                                                               --------------   ---------------     --------------    --------------
                                Total financial assets         $    1,640,895    $    1,651,992     $    1,287,452    $    1,287,207
                                                               ==============    ==============     ==============    ==============
        Financial liabilities:
                Deposits                                       $    1,284,586    $    1,292,495     $    1,109,345    $    1,110,611
                Short-term debt                                        61,506            61,502             38,980            38,980
                Federal Home Loan Bank of Atlanta advances            195,300           196,545             59,800            59,800
                Corporation obligated manditorily redeemable
                capital securities                                     19,951            18,093               -                 -
                Interest payable                                        9,125             9,125              9,127             9,127
                                                               --------------   ---------------     --------------    --------------
                                Total financial liabilities    $    1,570,468    $    1,577,760     $    1,217,252    $    1,218,518
                                                               ==============    ==============     ==============    ==============


The Company's remaining assets and liabilities are not considered financial instruments.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

20. QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized unaudited quarterly financial data for the years ended December 31, 1997 and 1996 is as follows:

                                          Fourth             Third              Second              First
                                      --------------     --------------     ---------------     --------------
        1997:

        Interest income               $       31,233     $       29,846     $        27,684     $       26,015
        Interest expense                      15,411             15,221              13,568             12,616
        Provision for loan losses                950              1,150                 978                591
        Noninterest income                     2,976              3,069               4,960              2,615
        Noninterest expense                   12,411              9,741               9,134              9,167
        Income tax expense                     1,756              2,346               3,302              2,332
                                      --------------     --------------     ---------------     --------------
        Net income                    $        3,681     $        4,457     $         5,662     $        3,924
                                      ==============     ==============     ===============     ==============


        Basic earnings per share      $          .17     $          .21     $           .27     $          .18
                                      ==============     ==============     ===============     ==============
        Diluted earnings per share    $          .16     $          .20     $           .26     $          .18
                                      ==============     ==============     ===============     ==============
        1996:

        Interest income               $       25,489     $       25,399     $        24,124     $       22,542
        Interest expense                      12,502             12,723              11,926             10,774
        Provision for loan losses                860                389                 783                441
        Noninterest income                     2,174              2,414               3,239              2,409
        Noninterest expense                    8,834              9,149               8,721              8,603
        Income tax expense                     1,854              2,047               2,037              1,847
                                      --------------     --------------     ---------------     --------------
        Net income                    $        3,613     $        3,505     $         3,896     $        3,286
                                      ==============     ==============     ===============     ==============

        Basic earnings per share      $          .18     $          .17     $           .18     $          .16
                                      ==============     ==============     ===============     ==============

        Diluted earnings per share    $          .17     $          .16     $           .18     $          .15
                                      ==============     ==============     ===============     ==============



21. OTHER INVESTING AND FINANCING ACTIVITIES

Excluded from the consolidated statements of cash flows was the effect of transfers to trading securities of $41,867,000 during 1997; transfers to securities held to maturity of $4,557,000 and $22,149,000 in 1996 and 1995, respectively, and transfers to securities available for sale of $44,332,000 in 1995.

The Company acquired ten branches and divested of two branches in 1997 and acquired five branches and divested of one branch in 1996. In conjunction with these transactions, assets acquired and liabilities assumed were as follows:

                                           1997               1996
                                      --------------     --------------
        Deposits                      $      173,584     $       80,195
        Loans                                (51,931)               117
        Premium paid on deposits             (15,824)            (5,026)
        Premises and equipment                (3,028)            (1,015)
        Other assets                            (593)              (132)
        Other liabilities                        405                142
                                      --------------     --------------
            Net cash acquired         $      102,613     $       74,281
                                      ==============     ==============

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


                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

21. YEAR 2000 ISSUE

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The Company has made a preliminary assessment of its software and does not believe it has any significant systems that require modifications. An outside firm is undergoing an extensive study of all of the Company's internal and external systems and this is expected to be completed in 1998. As such, the costs of becoming year 2000 compliant cannot be estimated at this time. Additionally, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that an inadequate conversion of a significant loan customer would not have a material adverse effect on the Company.

22. PENDING ACQUISITIONS

On March 4, 1998, Triangle entered in an agreement to acquire United Federal Savings Bank, Rocky Mount, North Carolina ("United Federal"). United Federal is a federally-chartered savings bank whose deposits are insured by the Savings Association Insurance Fund of the FDIC. At December 31, 1997, United Federal had total assets of approximately $304 million. The United Federal acquisition will be accounted for using the pooling of interests method of accounting and is subject to the approval of United Federal's shareholders and all applicable regulatory agencies. The transaction is expected to be consummated in the third quarter of 1998.


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